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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Teleflex Incorporated 2000 Stock Compensation Plan, of our report dated February 9, 2000, which appears on page 23 of the 1999 Annual Report to Shareholders of Teleflex Incorporated, which is incorporated by reference in Teleflex Incorporated Annual Report on Form 10-K for the year ended December 26, 1999. We also consent to the incorporation by reference of our report, dated February 9, 2000, on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


                              /s/ PricewaterhouseCoopers LLP
                              ---------------------------------
                              PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
May 31, 2000